Exhibit 10.38

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 18, 2023, is entered into among BKV CORPORATION, a Delaware corporation (the “ Borrower”), the LENDERS party hereto and BANGKOK BANK PUBLIC COMPANY LIMITED, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement, dated as of June 16, 2022 among the Borrower, the Lenders, and the Administrative Agent (as in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and as further amended, restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have made loans to the Borrower;

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement and, subject to the terms and conditions set forth in this Amendment, the Lenders have agreed to amend the Existing Credit Agreement as hereinafter set forth;

WHEREAS, pursuant to Section 9.02(b) of the Existing Credit Agreement, the Existing Credit Agreement may be amended or modified pursuant to an agreement in writing entered into by the Borrower, the Required Lenders (with a copy to the Administrative Agent), or the Borrower and the Administrative Agent with consent of the Required Lenders; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Credit Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.      Amendments to the Existing Credit Agreement. Subject to the terms and conditions of this Amendment (including the satisfaction or waiver of the conditions precedent set forth in Section 2), the Existing Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“BKV dCarbon” means BKV dCarbon Ventures, LLC, a Delaware limited liability company.

“CCUS Subsidiary” means any Subsidiary meeting the following conditions: (x) such Subsidiary does not own Oil and Gas Properties and (y) a majority of the assets of such Subsidiary consists of carbon capture, utilization and storage (CCUS) Properties.

“PTTGC” means PTTGC America LLC, a Delaware limited liability company.

“PTTGC Transaction” means, collectively, (a) the Disposition of carbon capture, utilization and storage (CCUS) Properties made by BKV dCarbon to PTTGC pursuant to the Amended and Restated Limited Liability Company Agreement of BKV dCarbon (the “PTTGC Sale”) and (b) PTTGC’s acquisition of a 5.88% interest in BKV dCarbon (the “Initial PTTGC Equity Investment”) and PTTGC’s option to acquire up to a 20% interest in BKV dCarbon.

(b)           Clause (a) of the definition of “Prepayment Event” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety by the following:

(a) any Disposition of any property or asset of the Borrower or any of its Subsidiaries (whether in one transaction or in a series of transactions) with a fair market value in excess of $1,000,000 other than Dispositions described in clauses (a), (b), (c), (e), (f), (g), (i), (j) or (k) of Section 6.04; or

(c)           Section 6.04 of the Existing Credit Agreement is hereby amended by deleting the “and” at the end of subsection (i) and deleting the “.” at the end of subsection (j) and replacing it with “; and”.

(d)           Section 6.04 of the Existing Credit Agreement is hereby amended by adding a new subsection (k) as follows:

(k) Dispose of (i) any carbon capture, utilization and storage (CCUS) Properties not constituting Oil and Gas Properties (including, without limitation, the PTTGC Sale) or (ii) the Equity Interests of any CCUS Subsidiary; provided that (x) after giving effect to any Disposition of the Equity Interests of any CCUS Subsidiary pursuant to clause (ii), (1) BKV dCarbon, directly or indirectly, owns more than 50% of the Equity Interests in such CCUS Subsidiary (to the extent BKV dCarbon is not such CCUS Subsidiary), (2) the Borrower, directly or indirectly, owns more than 50% of the Equity Interests in BKV dCarbon and (3) immediately before and immediately after such Disposition, BKV dCarbon, the applicable CCUS Subsidiary (to the extent BKV dCarbon is not such CCUS Subsidiary), and any direct or indirect subsidiary of BKV dCarbon then in existence are Subsidiary Guarantors and (y) with respect to the PTTGC Sale, the Initial PTTGC Equity Investment occurs substantially concurrently with the closing of the PTTGC Sale, and (z) no more than three (3) Business Days after any Disposition is made pursuant to this clause (k), the Borrower shall provide written notice thereof to the Administrative Agent, including a summary of the carbon capture, utilization and storage (CCUS) assets subject to such Disposition (or the assets of such CCUS Subsidiary subject to such Disposition), such summary in form and detail reasonably satisfactory to the Administrative Agent.

SECTION 2.       Third Amendment Effective Date; Conditions Precedent. This Amendment shall become effective as of the date on which the following conditions have been satisfied or waived (“Third Amendment Effective Date”):

(a)           the Administrative Agent shall have received a counterpart of this Amendment executed by the Borrower, the Administrative Agent and the Lenders constituting the Required Lenders;

(b)           the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date;

(c)           the representations and warranties contained in Section 3 hereof shall be true and correct;

(d)           at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(e)           since December 31, 2021, there has not occurred any event, development or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect; and

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(f)            the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that the conditions specified in Sections 2(c), (d), and (e) have been satisfied.

SECTION 3.       Representations and Warranties of the Borrower. As of the date hereof, the Borrower, for and on behalf of the Loan Parties, represents and warrants to the Administrative Agent and each Lender that, in each case, immediately after giving effect to this Amendment:

(a)           the Borrower and each of the other Loan Parties are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and the execution, delivery and performance by the Borrower and each of the other Loan Parties of this Amendment have been duly authorized by all necessary corporate, limited liability company or partnership action and do not and will not:

(i)        violate any applicable law or regulation or the limited liability company agreements, charter, by-laws or other Organizational Documents of any Loan Party or any order of any Governmental Authority, which violation could reasonably be expected to have a Material Adverse Effect;

(ii)       violate or result in a default under any indenture or other agreement regarding Material Indebtedness binding upon any Loan Party or any of their respective Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party; or

(iii)      result in the creation or imposition of any Lien on any Property of any Loan Party;

(b)           the Borrower and each of the other Loan Parties have the power and authority to execute, deliver and perform its obligations under this Amendment, the Credit Agreement and the other Loan Documents;

(c)           the representations and warranties of the Borrower and the other Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, with respect to any representation or warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) on and as of the Third Amendment Effective Date (although any representations and warranties which expressly relate to an earlier date shall be required only to be true and correct in all material respects (or, with respect to any representation or warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) as of the specified earlier date).

SECTION 4.      Effect of Amendment. From and after the Third Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to “the Credit Agreement” in the Loan Documents and any and all other agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5.      Confirmation of Other Loan Documents. Except as expressly contemplated hereby, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment, operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, except to the extent expressly provided in this Amendment, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Loan Parties, as applicable, arising under or pursuant to the Loan Documents and (ii) confirms, ratifies and reaffirms all of the payment and performance obligations of each Loan Party, as applicable, contingent or otherwise, under the Loan Documents. Without limiting the generality of the foregoing, each Loan Party hereby confirms and agrees that except pursuant hereto or as expressly contemplated or amended hereby, nothing contained herein shall be deemed (a) to constitute a waiver of compliance or consent to noncompliance by the Loan Parties with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Documents, including, without limitation, those made the subject hereof, (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Documents or (c) to affect the right of the Administrative Agent or Lenders to demand strict compliance by the Loan Parties with all terms and conditions of the Credit Agreement and/or the other Loan Documents.

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SECTION 6.     Choice of Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. This Amendment and any dispute, claim or controversy arising out of or relating to this Amendment (whether arising in contract, tort or otherwise) shall be construed in accordance with and governed by the law of the State of New York. The terms, provisions and conditions of Sections 9.09(b) through (d) and Section 9.10 of the Credit Agreement are hereby incorporated mutatis mutandis.

SECTION 7.     Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.     Counterparts; Integration; Effectiveness; Electronic Execution. The terms, provisions and conditions of Section 9.06 of the Credit Agreement are hereby incorporated mutatis mutandis.

SECTION 9.      Headings. Section headings in this Amendment used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment to Credit Agreement to be effective as of the Third Amendment Effective Date.

BORROWER:

BKV CORPORATION,
a Delaware limited liability company

By	/s/ Christopher P. Kalnin
Name:	Christopher P. Kalnin
Title:	CEO

[Signature Page to Third Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDERS:

BANGKOK BANK PUBLIC COMPANY LIMITED, NEW YORK BRANCH,
as Administrative Agent and as a Lender

By	/s/ Thitipong Prasertsilp
Name:	Thitipong Prasertsilp
Title:	VP & Branch Manager

[Signature Page to Third Amendment to Credit Agreement]

BANGKOK BANK PUBLIC COMPANY LIMITED,
as a Lender

By	/s/ Niramarn Laisathit
Name:	Niramarn Laisathit
Title:	Director and Senior Executive Vice President

[Signature Page to Third Amendment to Credit Agreement]

OVERSEA-CHINESE BANKING CORPORATION LIMITED, LOS ANGELES AGENCY,
as a Lender

By	/s/ Charles Ong
Name:	Charles Ong
Title:	Managing Director and Head USA

[Signature Page to Third Amendment to Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, BANGKOK BRANCH,
as a Lender

By	/s/ Vorapat Chaovanasmith
Name:	Vorapat Chaovanasmith
Title:	Managing Director
Head of Thailand, Corporate Banking Asia Pacific

[Signature Page to Third Amendment to Credit Agreement]

UNITED OVERSEAS BANK (THAI) PUBLIC COMPANY LIMITED,
as a Lender

By	/s/ Thanate Subovornsilpha	/s/ Boonyarit Pataratanawadee
Name:	(Thanate Subovornsilpha)	(Boonyarit Pataratanawadee)
Title:	Manager	Assistant Vice President

[Signature Page to Third Amendment to Credit Agreement]